WILLSCOT MOBILE MINI HOLDINGS REPORTS FIRST QUARTER 2022 RESULTS

Growth Compounds Across All Segments Increasing 2022 Outlook
PHOENIX (April 27, 2022) - WillScot Mobile Mini Holdings Corp. (“WillScot Mobile Mini Holdings” or the “Company”) (Nasdaq: WSC), the North American leader in innovative flexible work space and portable storage solutions, today announced first quarter 2022 results and provided an update on operations and the current market environment, including the following highlights:

•Growth in all segments with strong commercial execution resulted in first quarter revenue of $509 million, net income of $51 million, and Adjusted EBITDA of $192 million.
•Closed three acquisitions year to date through April 2022 with robust pipeline for Q2 and Q3.
•Generated $55 million of Free Cash Flow in the quarter and Free Cash Flow Margin of 13% over the last twelve months while investing for future growth.
•Returned $77 million to shareholders by repurchasing 2.1 million shares and stock equivalents in the quarter, reducing economic share count by 3.8% over the last twelve months as of March 31, 20221.
•Increased full-year 2022 Adjusted EBITDA outlook to $860 million to $900 million, representing 16% to 22% growth versus 2021.

Brad Soultz, Chief Executive Officer of WillScot Mobile Mini Holdings, commented "Our first quarter 2022 results exceeded our expectations across all segments and aspects of our business. Importantly, units on rent, pricing, and value added products and services (VAPS) are up year-over-year in all segments, and we expect to continue driving sequential improvements in these KPIs through 2022 and into 2023. Our NA Modular segment average units on rent (UOR) inflected positively and end of quarter UOR increased sequentially from December 31, 2021 by approximately 1,800 units, or 2%. Top line growth was driven by organic volume increases and acquisitions, along with sustained outperformance in rates. Average rental rate increased by 20% year-over-year, inclusive of VAPS, which represents over four years of sustained double-digit rate increases in our NA Modular segment. In NA Storage, average rental rate further accelerated, up 12% year-over-year, marking our first quarter of double digit rate growth. Average portable storage units on rent for the NA Storage and NA Modular segments combined increased approximately 32,000 units, or 27%, driven by organic growth and acquisitions."

Soultz continued, "We entered Q2 with a record order backlog and broad-based end market strength. While we acknowledge other macroeconomic uncertainties, we expect robust demand to continue into 2023 given our order backlog, prospects for infrastructure investment, net positive inflationary environment, our own national account conversations, and the 14th month of ABI expansion, which is a strong leading indicator for our non-residential construction customers. I would like to express appreciation to both our team and our customers for their trust as we continue generating undeniable and accelerating commercial momentum, which is underpinned by a portfolio of idiosyncratic and highly predictable growth initiatives. We continue to supplement our organic momentum with smart, disciplined acquisitions, with three acquisitions year-to-date through April, and a robust pipeline looking forward. The compounding effect of these growth levers and our end market conviction causes us to increase our outlook for 2022, which inherently implies further acceleration to our run-rate heading into 2023. We are on track to achieve the ambitious three to five year milestones that we laid out at our November 8th Investor Day."

	Three Months Ended March 31,
(in thousands, except share data)	2022	2021
Revenue	$508,894	$425,323
Consolidated net income	$51,171	$4,447
Adjusted EBITDA[2]	$191,823	$163,585
Adjusted EBITDA Margin (%)[2]	37.7%	38.5%
Net cash provided by operating activities	$145,527	$122,071
Free Cash Flow[2]	$54,624	$91,160
Fully Diluted Shares Outstanding	228,955,504	234,720,295
Free Cash Flow Margin (%)[2]	10.7%	21.4%
Return on Invested Capital[2]	11.3%	10.3%

	Three Months Ended March 31,
Adjusted EBITDA by Segment (in thousands)[2]	2022	2021
NA Modular	$103,948	$97,371
NA Storage	63,825	46,322
UK Storage	12,544	11,064
Tank and Pump	11,506	8,828
Consolidated Adjusted EBITDA	$191,823	$163,585

First Quarter 2022 Results2
Tim Boswell, President and Chief Financial Officer of WillScot Mobile Mini Holdings, commented "Our outstanding results in the first quarter reflect a continuation of the trends we saw exiting 2021. Our commercial momentum in particular is exceeding our own high expectations and we continue to invest accordingly. Leasing revenue increased $78 million or 25% year-over-year, driven by strength across all leasing KPIs and in all segments. Gross Profit Margin expanded by 227 basis points, led by our improved delivery and installation margins, which is indicative of our ability to pass through inflationary pressures. And we continue to ramp up resources, particularly in the areas of sales and direct labor, to support our growing demand backlog with total headcount up 12% year-over-year and up 3% sequentially from the fourth quarter. These factors resulted in Adjusted EBITDA of $192 million, representing a 17% increase year-over-year."

Boswell continued, "Cash flow from operations continued to accelerate up 19% year-over-year to $146 million, and we reinvested aggressively based on the results we saw from our growth initiatives. We invested $91 million in Net Capex, which was demand-driven and focused on organic portable storage unit acquisition, modular refurbishments, and VAPS, leaving $55 million of Free Cash Flow during the quarter. Finally, we closed one acquisition during the quarter and another two transactions in April. And we returned $77 million to shareholders by repurchasing 2.1 million shares during the quarter. All of this is consistent with our long-term capital allocation and value creation frameworks."

"Given the strong performance of the business year-to-date and our outlook for the remainder of the year, we are raising our guidance to $2.1B to $2.2B of revenue and $860 million to $900 million of Adjusted EBITDA. At the midpoints of these ranges, Adjusted EBITDA margin would expand approximately 200 basis points year-over-year and put us on an exciting run-rate heading into 2023. Regardless of the economic backdrop, we are focused on the levers within our control to grow our predictable reoccurring revenue streams, compound cash generation, and drive even higher returns on invested capital, and we expect outstanding results in the remainder of 2022."

NA Modular
•Revenue of $299.7 million increased by 12.6% year-over-year.
◦Average modular space monthly rental rate increased $147 year-over-year, or 19.9% to $884.
◦Average modular space units on rent increased 212 units year-over-year, or 0.3% to 85,007, consistent with our expectations for UOR inflection in the first half of 2022. Sequentially from December 31, 2021, modular space units on rent increased by approximately 1,800 units, or 2.1%. Excluding units acquired from acquisitions during the quarter, sequential modular space units on rent from December 31, 2021 increased by approximately 1,400 units, or 1.7%.
◦Value-Added Products and Services (VAPS) average monthly rate increased $57 year-over-year, or 29% to $251. For delivered units over the last twelve months, VAPS average monthly rate increased $70 year-over-year, or 21%, to $407.
•Adjusted EBITDA of $103.9 million increased by 6.7% year-over-year. The transfer of the NA Modular portable storage fleet to the NA Storage segment in Q3 2021 represented a decline of about $5 million of revenue and EBITDA in Q1 2022, which has not been adjusted historically.
NA Storage
•Revenue of $151.5 million increased by 40.5% year-over-year.
◦Average portable storage monthly rental rate increased $18 year-over-year, or 12.2% to $166.
◦Average portable storage units on rent increased by 46,516 units year-over-year, or 44.0% to 152,326. Of this increase, approximately 19,000 units on rent were driven by organic volume growth. The remainder of the increase was driven by the acquisition of approximately 15,500 average units on rent during Q3 and Q4 2021 and the transfer of approximately 12,000 units from NA Modular (legacy WillScot) into the NA Storage segment that was completed in Q3 2021.
◦Average modular space monthly rental rate increased $59 year-over-year, or 11.0%, to $594, and modular space average units on rent increased 2,120 year-over-year, or 12.9%, to 18,559.
•Adjusted EBITDA of $63.8 million increased by 37.8% year-over-year. The transfer of the NA Modular portable storage fleet to the NA Storage segment in Q3 2021 represented an increase of about $5 million of revenue and EBITDA in Q1 2022, which has not been adjusted historically.
UK Storage
•Revenue of $27.4 million increased 1.5% year-over-year, driven by continued strong price and volume trends partially offset by the impact of unfavorable foreign exchange rates, and Adjusted EBITDA of $12.5 million increased by 12.6%.
Tank and Pump
•Revenue of $30.3 million increased 24.7% year-over-year, driven by tightening OEC utilization, and Adjusted EBITDA of $11.5 million increased by 30.7%.

Capitalization and Liquidity Update2
As of March 31, 2022
•Repurchased 2.1 million shares of Common Stock and stock equivalents for $77 million in the first quarter 2022, contributing to a 3.8% reduction in our economic share count over the last twelve months. As of March 31, 2022, $879 million of the $1.0 billion share repurchase authorization remained.
•$647 million of excess availability under the asset-based revolving credit facility, a flexible covenant structure, and accelerating free cash flow provide ample liquidity to fund multiple capital allocation priorities.
•Weighted average interest rate is approximately 3.9% and annual cash interest expense based on the current debt structure is approximately $113 million.
•No debt maturities prior to 2025.
•Maintained leverage at 3.6x last-twelve-months Adjusted EBITDA of $769 million and maintaining our target range of 3.0x to 3.5x.

2022 Outlook 2, 3, 4
This guidance is subject to risks and uncertainties, including those described in "Forward-Looking Statements" below.

	2021 Results	Prior 2022 Outlook	Current 2022 Outlook
Revenue	$1,895 million	$1,925 million - $2,025 million	$2,100 million - $2,200 million
Adjusted EBITDA[1,2]	$740 million	$810 million - $850 million	$860 million - $900 million
Net CAPEX[2,3]	$237 million	$225 million - $275 million	$275 million - $325 million
1 - Assumes common shares outstanding plus treasury stock method from warrants outstanding as of 3/31/2021 versus 3/31/2022 and the closing stock price of $39.13 on 3/31/2022.
2 - Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Free Cash Flow Margin, Net Income Excluding Gain/Loss from Warrants, and Return on Invested Capital are non-GAAP financial measures. Further information and reconciliations for these non-GAAP measures to the most directly comparable financial measure under generally accepted accounting principles in the US ("GAAP") is included at the end of this press release.
3 - Information reconciling forward-looking Adjusted EBITDA and Net CAPEX to GAAP financial measures is unavailable to the Company without unreasonable effort and therefore no reconciliation to the most comparable GAAP measures is provided.
4 - Net CAPEX is a non-GAAP financial measure. Please see the non-GAAP reconciliation tables included at the end of this press release.

Non-GAAP Financial Measures
This press release includes non-GAAP financial measures, including Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Free Cash Flow Margin, Return on Invested Capital, Adjusted Gross Profit, Adjusted Gross Profit Percentage, Net Income Excluding Gain/Loss from Warrants, and Net CAPEX. Adjusted EBITDA is defined as net income (loss) plus net interest (income) expense, income tax expense (benefit), depreciation and amortization adjusted to exclude certain non-cash items and the effect of what we consider transactions or events not related to our core business operations, including net currency gains and losses, goodwill and other impairment charges, restructuring costs, costs to integrate acquired companies, costs incurred related to transactions, non-cash charges for stock compensation plans, gains and losses resulting from changes in fair value and extinguishment of common stock warrant liabilities, and other discrete expenses. Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by revenue. Free Cash Flow is defined as net cash provided by operating activities, less purchases of, and proceeds from, rental equipment and property, plant and equipment, which are all included in cash flows from investing activities. Free Cash Flow Margin is defined as Free Cash Flow divided by revenue. Return on Invested Capital is defined as adjusted earnings before interest and amortization divided by net assets. Adjusted earnings before interest and amortization is the sum of income (loss) before income tax expense, net interest (income) expense, amortization adjusted for non-cash items considered non-core to business operations including net currency (gains) losses, goodwill and other impairment charges, restructuring costs, costs to integrate acquired companies, non-cash charges for stock compensation plans, gains and losses resulting from changes in fair value and extinguishment of common stock warrant liabilities, and other discrete expenses, reduced by our estimated statutory tax rate. Given we are not a significant US taxpayer due to our current tax attributes, we include estimated taxes at our current statutory tax rate of approximately 25%. Net assets is total assets less goodwill and intangible assets, net and all non-interest bearing liabilities and is calculated as a five quarter average. Adjusted Gross Profit is defined as gross profit plus depreciation of rental equipment. Adjusted Gross Profit Percentage is defined as Adjusted Gross Profit divided by revenue. Net Income Excluding Gain/Loss from Warrants is defined as net income plus or minus the change in the fair value of the common stock warrant liability. Net CAPEX is defined as purchases of rental equipment and refurbishments and purchases of property, plant and equipment (collectively, "Total Capital Expenditures"), less proceeds from the sale of rental equipment and proceeds from the sale of property, plant and equipment (collectively, "Total Proceeds"), which are all included in cash flows from investing activities. The Company believes that Adjusted EBITDA and Adjusted EBITDA margin are useful to investors because they (i) allow investors to compare performance over various reporting periods on a consistent basis by removing from operating results the impact of items that do not reflect core operating performance; (ii) are used by our board of directors and management to assess our performance; (iii) may, subject to the limitations described below, enable investors to compare the performance of the Company to its competitors; (iv) provide additional tools for investors to use in evaluating ongoing operating results and trends; and (v) align with definitions in our credit agreement. The Company believes that Free Cash Flow and Free Cash Flow Margin are useful to investors because they allow investors to compare cash generation performance over various reporting periods and against peers. The Company believes that Return on Invested Capital provides information about the long-term health and profitability of the business relative to the Company's cost of capital. The Company believes that Adjusted Gross Profit and Adjusted Gross Profit Percentage are useful to investors because they allow investors to assess gross profit excluding non-cash expenses, which provides useful information regarding our results of operations and assists in analyzing the underlying performance of our business. The Company believes that Net Income Excluding Gain/Loss from Warrants is useful to investors because it removes the impact of stock market volatility from our operational results. The Company believes that the presentation of Net CAPEX provides useful information to investors regarding the net capital invested into our rental fleet and plant, property and equipment each year to assist in analyzing the performance of our business. Adjusted EBITDA is not a measure of financial performance or liquidity under GAAP and, accordingly, should not be considered as an alternative to net income or cash flow from operating activities as an indicator of operating performance or liquidity. These non-GAAP measures should not be considered in isolation from, or as an alternative to, financial measures determined in accordance with GAAP. Other companies may calculate Adjusted EBITDA and other non-GAAP financial measures differently, and therefore the Company's non-GAAP financial measures may not be directly comparable to similarly-titled measures of other companies. For reconciliation of the non-GAAP measures used in this press release (except as explained below), see “Reconciliation of Non-GAAP Financial Measures" included in this press release.

Information reconciling forward-looking Adjusted EBITDA to GAAP financial measures is unavailable to the Company without unreasonable effort. We cannot provide reconciliations of forward-looking Adjusted EBITDA to GAAP financial measures because certain items required for such reconciliations are outside of our control and/or cannot be reasonably predicted, such as the provision for income taxes. Preparation of such reconciliations would require a forward-looking balance sheet, statement of income and statement of cash flow, prepared in accordance with GAAP, and such forward-looking financial statements are unavailable to the Company without unreasonable effort. Although we provide a range of Adjusted EBITDA that we believe will be achieved, we cannot accurately predict all the components of the Adjusted EBITDA calculation. The Company provides Adjusted EBITDA guidance because we believe that Adjusted EBITDA, when viewed with our results under GAAP, provides useful information for the reasons noted above.

Conference Call Information
WillScot Mobile Mini Holdings will host a conference call and webcast to discuss its first quarter 2022 results and outlook at 10 a.m. Eastern Time on Thursday, April 28, 2022. The live call may be accessed by dialing (866) 374-5140, PIN: 33660311# (US/Canada toll-free) or (404) 400-0571, PIN: 33660311# (international) and asking to be connected to the WillScot Mobile Mini Holdings call. A live webcast will also be accessible via the "Events & Presentations" section of the Company's investor relations website www.willscotmobilemini.com. Choose "Events" and select the information pertaining to the WillScot Mobile Mini Holdings First Quarter 2022 Conference Call. Additionally, there will be slides accompanying the webcast. Please allow at least 15 minutes prior to the call to register, download and install any necessary software. For those unable to listen to the live broadcast, an audio webcast of the call will be available for 60 days on the Company’s investor relations website.

About WillScot Mobile Mini Holdings
WillScot Mobile Mini Holdings trades on the Nasdaq stock exchange under the ticker symbol “WSC.” Headquartered in Phoenix, Arizona, the Company is a leading business services provider specializing in innovative flexible workspace and portable storage solutions. WillScot Mobile Mini services diverse end markets across all sectors of the economy from a network of approximately 280 branch locations and additional drop lots throughout the United States, Canada, Mexico, and the United Kingdom.

Forward-Looking Statements
This press release contains forward-looking statements (including the guidance/outlook contained herein) within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934, as amended. The words "estimates," "expects," "anticipates," "believes," "forecasts," "plans," "intends," "may," "will," "should," "shall," "outlook" and variations of these words and similar expressions identify forward-looking statements, which are generally not historical in nature. Certain of these forward-looking statements include statements relating to: robust demand continuing, our ability to continue acceleration of commercial momentum, our pipeline, further acceleration of our run rate, the timing of our achievement of our three to five year milestones, our ability to grow predictable reoccurring revenue streams, compound cash generation, drive higher returns on invested capital, and Adjusted EBITDA margin expansion. Forward-looking statements are subject to a number of risks, uncertainties, assumptions and other important factors, many of which are outside our control, which could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Although the Company believes that these forward-looking statements are based on reasonable assumptions, they are predictions and we can give no assurance that any such forward-looking statement will materialize. Important factors that may affect actual results or outcomes include, among others, our ability to acquire and integrate new assets and operations; our ability to achieve planned synergies related to acquisitions; our ability to manage growth and execute our business plan; our estimates of the size of the markets for our products; the rate and degree of market acceptance of our products; the success of other competing modular space and portable storage solutions that exist or may become available; rising costs adversely affecting our profitability; potential litigation involving our Company; general economic and market conditions impacting demand for our products and services; our ability to maintain an effective system of internal controls; and such other risks and uncertainties described in the periodic reports we file with the SEC from time to time (including our Form 10-K for the year ended December 31, 2021), which are available through the SEC’s EDGAR system at www.sec.gov and on our website. Any forward-looking statement speaks only at the date which it is made, and the Company disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Additional Information and Where to Find It
Additional information can be found on the company's website at www.willscotmobilemini.com.

Contact Information

Investor Inquiries:	Media Inquiries:
Nick Girardi	Scott Junk
investors@willscotmobilemini.com	scott.junk@willscotmobilemini.com

WillScot Mobile Mini Holdings Corp.
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended March 31,
(in thousands, except share and per share data)	2022	2021
Revenues:
Leasing and services revenue:
Leasing	$393,192	$315,662
Delivery and installation	100,331	83,504
Sales revenue:
New units	6,597	10,955
Rental units	8,774	15,202
Total revenues	508,894	425,323
Costs:
Costs of leasing and services:
Leasing	88,878	69,895
Delivery and installation	81,515	70,136
Costs of sales:
New units	4,326	7,109
Rental units	5,144	9,105
Depreciation of rental equipment	62,216	55,698
Gross profit	266,815	213,380
Expenses:
Selling, general and administrative	150,210	117,329
Other depreciation and amortization	19,604	18,324
Lease impairment expense and other related charges	263	1,253
Restructuring costs	—	3,142
Currency losses, net	138	36
Other income, net	(1,309)	(1,988)
Operating income	97,909	75,284
Interest expense	30,990	29,964
Fair value loss on common stock warrant liabilities	—	27,207
Loss on extinguishment of debt	—	3,185
Income before income tax	66,919	14,928
Income tax expense	15,748	10,481
Net income	$51,171	$4,447

Earnings per share:
Basic	$0.23	$0.02
Diluted	$0.22	$0.02
Weighted average shares:
Basic	223,490,912	228,293,197
Diluted	228,955,504	234,720,295

Unaudited Segment Operating Data

Comparison of Three Months Ended March 31, 2022 and 2021

	Three Months Ended March 31, 2022
(in thousands, except for units on rent and rates)	NA Modular	NA Storage	UK Storage	Tank and Pump	Total
Revenue	$299,686	$151,484	$27,440	$30,284	$508,894
Gross profit	$128,931	$105,130	$17,921	$14,833	$266,815
Adjusted EBITDA	$103,948	$63,825	$12,544	$11,506	$191,823
Capital expenditures for rental equipment	$57,577	$20,171	$9,615	$7,873	$95,236
Average modular space units on rent	85,007	18,559	8,453	—	112,019
Average modular space utilization rate	67.0%	76.3%	73.7%	—%	68.9%
Average modular space monthly rental rate	$884	$594	$428	$—	$802
Average portable storage units on rent	463	152,326	27,448	—	180,237
Average portable storage utilization rate	52.6%	83.2%	89.8%	—%	84.0%
Average portable storage monthly rental rate	$160	$166	$94	$—	$155
Average tank and pump solutions rental fleet utilization based on original equipment cost	N/A	N/A	N/A	75.8%	75.8%

	Three Months Ended March 31, 2021
(in thousands, except for units on rent and rates)	NA Modular	NA Storage	UK Storage	Tank and Pump	Total
Revenue	$266,224	$107,748	$27,007	$24,344	$425,323
Gross profit	$113,002	$72,619	$16,493	$11,266	$213,380
Adjusted EBITDA	$97,371	$46,322	$11,064	$8,828	$163,585
Capital expenditures for rental equipment	$39,135	$3,472	$6,770	$3,158	$52,535
Average modular space units on rent	84,795	16,439	9,115	—	110,349
Average modular space utilization rate	67.6%	79.4%	83.8%	—%	70.3%
Average modular space monthly rental rate	$737	$535	$404	$—	$679
Average portable storage units on rent	14,903	105,810	24,647	—	145,360
Average portable storage utilization rate	60.3%	73.9%	89.2%	—%	74.4%
Average portable storage monthly rental rate	$124	$148	$82	$—	$135
Average tank and pump solutions rental fleet utilization based on original equipment cost	N/A	N/A	N/A	67.4%	67.4%

WillScot Mobile Mini Holdings Corp.
Condensed Consolidated Balance Sheets

(in thousands, except share data)	March 31, 2022 (Unaudited)	December 31, 2021
Assets
Cash and cash equivalents	$11,321	$12,699
Trade receivables, net of allowances for credit losses at March 31, 2022 and December 31, 2021 of $49,258 and $47,629, respectively	403,153	399,887
Inventories	39,885	32,739
Prepaid expenses and other current assets	40,283	36,761
Assets held for sale	954	954
Total current assets	495,596	483,040
Rental equipment, net	3,164,084	3,080,981
Property, plant and equipment, net	315,402	312,178
Operating lease assets	241,132	247,064
Goodwill	1,177,288	1,178,806
Intangible assets, net	453,785	460,678
Other non-current assets	10,486	10,852
Total long-term assets	5,362,177	5,290,559
Total assets	$5,857,773	$5,773,599
Liabilities and equity
Accounts payable	$135,355	$118,271
Accrued expenses	102,938	100,195
Accrued employee benefits	44,634	68,414
Deferred revenue and customer deposits	172,907	159,639
Operating lease liabilities - current	53,646	53,005
Current portion of long-term debt	19,792	18,121
Total current liabilities	529,272	517,645
Long-term debt	2,790,842	2,694,319
Deferred tax liabilities	367,480	354,879
Operating lease liabilities - non-current	187,930	194,256
Other non-current liabilities	16,064	15,737
Long-term liabilities	3,362,316	3,259,191
Total liabilities	3,891,588	3,776,836
Commitments and contingencies
Preferred Stock: $0.0001 par, 1,000,000 shares authorized and zero shares issued and outstanding at March 31, 2022 and December 31, 2021	—	—
Common Stock: $0.0001 par, 500,000,000 shares authorized and 223,174,389 and 223,939,527 shares issued and outstanding at March 31, 2022 and December 31, 2021, respectively	22	22
Additional paid-in-capital	3,536,906	3,616,902
Accumulated other comprehensive loss	(30,824)	(29,071)
Accumulated deficit	(1,539,919)	(1,591,090)
Total shareholders' equity	1,966,185	1,996,763
Total liabilities and shareholders' equity	$5,857,773	$5,773,599

Reconciliation of Non-GAAP Financial Measures

In addition to using GAAP financial measurements, we use certain non-GAAP financial information that we believe is important for purposes of comparison to prior periods and development of future projections and earnings growth prospects. This information is also used by management to measure the profitability of our ongoing operations and analyze our business performance and trends.
We evaluate business segment performance on Adjusted EBITDA, a non-GAAP measure that excludes certain items as described in the reconciliation of our consolidated net income (loss) to Adjusted EBITDA reconciliation below. We believe that evaluating segment performance excluding such items is meaningful because it provides insight with respect to intrinsic operating results of the Company.
We also regularly evaluate gross profit by segment to assist in the assessment of the operational performance of each operating segment. We consider Adjusted EBITDA to be the more important metric because it more fully captures the business performance of the segments, inclusive of indirect costs.
We also evaluate Free Cash Flow, a non-GAAP measure that provides useful information concerning cash flow available to fund our capital allocation alternatives.
Adjusted EBITDA
We define EBITDA as net income (loss) plus interest (income) expense, income tax expense (benefit), depreciation and amortization. Our adjusted EBITDA ("Adjusted EBITDA") reflects the following further adjustments to EBITDA to exclude certain non-cash items and the effect of what we consider transactions or events not related to our core business operations:
•Currency (gains) losses, net: on monetary assets and liabilities denominated in foreign currencies other than the subsidiaries’ functional currency. Substantially all such currency gains (losses) are unrealized and attributable to financings due to and from affiliated companies.
•Goodwill and other impairment charges related to non-cash costs associated with impairment charges to goodwill, other intangibles, rental fleet and property, plant and equipment.
•Restructuring costs, lease impairment expense, and other related charges associated with restructuring plans designed to streamline operations and reduce costs including employee and lease termination costs.
•Transaction costs including legal and professional fees and other transaction specific related costs.
•Costs to integrate acquired companies, including outside professional fees, non-capitalized costs associated with system integrations, non-lease branch and fleet relocation expenses, employee training costs, and other costs required to realize cost or revenue synergies.
•Non-cash charges for stock compensation plans.
•Gains and losses resulting from changes in fair value and extinguishment of common stock warrant liabilities.
•Other expense includes consulting expenses related to certain one-time projects, financing costs not classified as interest expense, and gains and losses on disposals of property, plant, and equipment.
Adjusted EBITDA has limitations as an analytical tool, and you should not consider the measure in isolation or as a substitute for net income (loss), cash flow from operations or other methods of analyzing the Company’s results as reported under US GAAP. Some of these limitations are:
•Adjusted EBITDA does not reflect changes in, or cash requirements for our working capital needs;
•Adjusted EBITDA does not reflect our interest expense, or the cash requirements necessary to service interest or principal payments, on our indebtedness;
•Adjusted EBITDA does not reflect our tax expense or the cash requirements to pay our taxes;
•Adjusted EBITDA does not reflect historical cash expenditures or future requirements for capital expenditures or contractual commitments;
•Adjusted EBITDA does not reflect the impact on earnings or changes resulting from matters that we consider not to be indicative of our future operations;
•although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future and Adjusted EBITDA does not reflect any cash requirements for such replacements; and
•other companies in our industry may calculate Adjusted EBITDA differently, limiting its usefulness as a comparative measure.
Because of these limitations, Adjusted EBITDA should not be considered as discretionary cash available to reinvest in the growth of our business or as measures of cash that will be available to meet our obligations.

The following table provides an unaudited reconciliation of Net income to Adjusted EBITDA:

	Three Months Ended March 31,
(in thousands)	2022	2021
Net income	$51,171	$4,447
Income tax expense	15,748	10,481
Loss on extinguishment of debt	—	3,185
Fair value loss on common stock warrant liabilities	—	27,207
Interest expense	30,990	29,964
Depreciation and amortization	81,820	74,022
Currency losses, net	138	36
Restructuring costs, lease impairment expense and other related charges	263	4,395
Transaction costs	20	844
Integration costs	4,087	7,342
Stock compensation expense	6,395	3,514
Other	1,191	(1,852)
Adjusted EBITDA	$191,823	$163,585

Net Income Excluding Gain/Loss from Warrants
We define Net Income Excluding Gain/Loss from Warrants as net income plus or minus the impact of the change in the fair value of the common stock warrant liability. Management believes that the presentation of our financial statements excluding the impact of this mark-to-market adjustment provides useful information regarding our results of operations and assists in the review of the actual operating performance of our business.
The following table provides an unaudited reconciliation of Net income to Net Income Excluding Gain/Loss from Warrants:

	Three Months Ended March 31,
(in thousands)	2022	2021
Net income	$51,171	$4,447
Fair value loss on common stock warrant liabilities	—	27,207
Net Income Excluding Gain/Loss from Warrants	$51,171	$31,654

Adjusted EBITDA Margin
We define Adjusted EBITDA Margin as Adjusted EBITDA divided by Revenue. Management believes that the presentation of Adjusted EBITDA Margin provides useful information to investors regarding the performance of our business.
The following table provides an unaudited reconciliation of Adjusted EBITDA Margin:

	Three Months Ended March 31,
(in thousands)	2022	2021
Adjusted EBITDA (A)	$191,823	$163,585
Revenue (B)	508,894	425,323
Adjusted EBITDA Margin (A/B)	37.7%	38.5%
Net Income (C)	$51,171	$4,447
Net Income Margin % (C/B)	10.1%	1.0%

Free Cash Flow and Free Cash Flow Margin
We define Free Cash Flow as net cash provided by operating activities, less purchases of, and proceeds from, rental equipment and property, plant and equipment, which are all included in cash flows from investing activities. Free Cash Flow Margin is defined as Free Cash Flow divided by Revenue. Management believes that the presentation of Free Cash Flow and Free Cash Flow Margin provides useful information to investors concerning cash flow available to fund our capital allocation alternatives.
The following table provides an unaudited reconciliation of net cash provided by operating activities to Free Cash Flow.

	Three Months Ended March 31,
(in thousands)	2022	2021
Net cash provided by operating activities	$145,527	$122,071
Purchase of rental equipment and refurbishments	(95,236)	(52,535)
Proceeds from sale of rental equipment	14,554	15,202
Purchase of property, plant and equipment	(10,481)	(7,307)
Proceeds from the sale of property, plant and equipment	260	13,729
Free Cash Flow (A)	$54,624	$91,160

Revenue (B)	$508,894	$425,323
Free Cash Flow Margin (A/B)	10.7%	21.4%

Net cash provided by operating activities (D)	$145,527	$122,071
Net cash provided by operating activities margin (D/B)	28.6%	28.7%

Adjusted Gross Profit and Adjusted Gross Profit Percentage
We define Adjusted Gross Profit as gross profit plus depreciation on rental equipment. Adjusted Gross Profit Percentage is defined as Adjusted Gross Profit divided by Revenue. Adjusted Gross Profit and Adjusted Gross Profit Percentage are not measurements of our financial performance under GAAP and should not be considered as an alternative to gross profit, gross profit percentage, or other performance measures derived in accordance with GAAP. In addition, our measurement of Adjusted Gross Profit and Adjusted Gross Profit Percentage may not be comparable to similarly titled measures of other companies. Our management believes that the presentation of Adjusted Gross Profit and Adjusted Gross Profit Percentage provides useful information to investors regarding our results of operations because it assists in analyzing the performance of our business.
The following table provides an unaudited reconciliation of gross profit to Adjusted Gross Profit and Adjusted Gross Profit Percentage.

	Three Months Ended
	March 31,
(in thousands)	2022	2021
Revenue (A)	$508,894	$425,323

Gross profit (B)	$266,815	$213,380
Depreciation of rental equipment	62,216	55,698
Adjusted Gross Profit (C)	$329,031	$269,078

Gross Profit Percentage (B/A)	52.4%	50.2%
Adjusted Gross Profit Percentage (C/A)	64.7%	63.3%

Net CAPEX
We define Net CAPEX as purchases of rental equipment and refurbishments and purchases of property, plant and equipment (collectively, "Total Capital Expenditures"), less proceeds from the sale of rental equipment and proceeds from the sale of property, plant and equipment (collectively, "Total Proceeds"), which are all included in cash flows from investing activities. Our management believes that the presentation of Net CAPEX provides useful information to investors regarding the net capital invested into our rental fleet and plant, property and equipment each year to assist in analyzing the performance of our business.
The following table provides an unaudited reconciliation of Net CAPEX:

	Three Months Ended
	March 31,
(in thousands)	2022	2021
Total purchases of rental equipment and refurbishments	$(95,236)	$(52,535)
Total proceeds from sale of rental equipment	14,554	15,202
Net CAPEX for Rental Equipment	(80,682)	(37,333)
Purchase of property, plant and equipment	(10,481)	(7,307)
Proceeds from sale of property, plant and equipment	260	13,729
Net CAPEX	$(90,903)	$(30,911)

Return on Invested Capital
Return on Invested Capital is defined as adjusted earnings before interest and amortization divided by net assets. Adjusted earnings before interest and amortization is the sum of income (loss) before income tax expense, net interest (income) expense, amortization adjusted for non-cash items considered non-core to business operations including net currency (gains) losses, goodwill and other impairment charges, restructuring costs, costs to integrate acquired companies, non-cash charges for stock compensation plans, gains and losses resulting from changes in fair value and extinguishment of common stock warrant liabilities, and other discrete expenses, reduced by estimated taxes. Given we are not a significant US taxpayer due to our current tax attributes, we include estimated taxes at our current statutory tax rate of approximately 25%. Net assets is total assets less goodwill, and intangible assets, net and all non-interest bearing liabilities. Denominator is calculated as a five quarter average for annual metrics and two quarter average for quarterly metrics. The Company believes that Return on Invested Capital provides information about the long-term health and profitability of the business relative to the Company's cost of capital.
The following table provides an unaudited reconciliation of Return on Invested Capital:

	Three Months Ended
	March 31,
(in thousands)	2022	2021
Total Assets	$5,857,773	$5,538,875
Less: Goodwill	(1,177,288)	(1,179,421)
Less: Intangible assets, net	(453,785)	(481,199)
Less: Total Liabilities	(3,891,588)	(3,532,986)
Add: Long Term Debt	2,790,842	2,454,024
Net Assets excluding interest bearing debt and goodwill and intangibles	3,125,954	2,799,293
Average Invested Capital (A)	$3,088,776	$2,824,904

Adjusted EBITDA	$191,823	$163,585
Less: Depreciation	(75,178)	(66,237)
Adjusted EBITA (B)	$116,645	$97,348

Statutory Tax Rate (C)	25%	25%
Estimated Tax (B*C)	$29,161	$24,337
Adjusted earnings before interest and amortization (D)	$87,484	$73,011
ROIC (D/A), annualized	11.3%	10.3%

Operating income (E)	$97,909	$75,284
Total Assets (F)	$5,857,773	$5,538,875
Operating income / Total Assets (E/F)	6.7%	5.4%